EXHIBIT 99.1

PRESS RELEASE
Investor Contact:

AngioDynamics, Inc.
Michael C. Greiner, Executive Vice President & CFO
(518) 795-1821

AngioDynamics Reports Fiscal 2018 Fourth Quarter and
Full-Year Financial Results
Fiscal 2018 Fourth Quarter Highlights
•	Net sales of $88.3 million, an increase of 1.6% year over year
•	Gross margin expanded 500 basis points year over year to 53.7%
•	GAAP EPS of $0.06 per share; adjusted EPS of $0.20 per share
•	Operating cash flow of $23.8 million; free cash flow of $23.0 million

Full-Year 2018 Highlights
•	Net sales of $344.3 million, a decrease of 1.5% year over year
•	Gross margin expanded 100 basis points year over year to 51.4%
•	GAAP EPS of $0.44 per share; adjusted EPS of $0.74 per share
•	Operating cash flow of $41.3 million; free cash flow of $38.9 million

Latham, New York, July 11, 2018 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, oncology and surgery, today announced financial results for the fourth quarter and fiscal year, which ended May 31, 2018.

“Our quarterly and full-year results showed further improvement in our operational outcomes, continuing our path to sustainable long-term growth. We are very pleased with our year-over-year gross margin expansion and solid profitability, as well as our consistent free cash flow generation,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “Our Oncology ablation systems, AngioVac thrombus management product, and Fluid Management family of products are each examples of where we are well positioned to win and grow the value of the Company. We will continue to actively focus on pursuing our portfolio optimization strategy, which includes both internal and external growth opportunities. We will look to augment those areas where we currently have a product family foundation with additional opportunities to win, driving sustainable long-term revenue growth.”

Fourth Quarter 2018 Financial Results

Net sales for the fourth quarter of fiscal 2018 were $88.3 million, an increase of 1.6%, compared to $86.9 million a year ago. During the quarter, growth in the Fluid Management, Angiographic Catheters, and AngioVac product lines, as well as two of the Company’s Ablation Systems, Solero® and NanoKnife®, was partially offset by declines in its Venous Insufficiency business, PICCs and Midline products.

Currency had a positive impact on net sales of approximately 50 basis points for both the fourth quarter and full year.

Peripheral Vascular net sales in the fourth quarter of fiscal 2018 were $52.6 million, a decrease of 2.4% from $53.9 million a year ago, as growth in the Fluid Management, Angiographic catheters, and AngioVac product lines was more than offset by declines in the Venous Insufficiency and Thrombolytic businesses. Oncology/Surgery net sales were $12.1 million, an increase of 37.5% from $8.8 million a year ago, as strong growth in our Solero Microwave Ablation System and an increase in sales of NanoKnife, were partially offset by lower sales of RFA. Vascular Access net sales were $23.6 million, a decrease of 2.5% from $24.2 million a year ago, as growth in Ports and Dialysis products was more than offset by declines in PICCs.

U.S. net sales in the fourth quarter of fiscal 2018 were $70.3 million, a decrease of 0.7% from $70.8 million a year ago, primarily due to lower sales of our Venous Insufficiency, PICCs, RFA, and NanoKnife product lines. International net sales in the fourth quarter of fiscal 2018 were $18.0 million, an increase of 11.8% from $16.1 million a year ago, primarily due to strong performance in Europe.

Gross margin for the fourth quarter of fiscal 2018 expanded 500 basis points to 53.7% from 48.7% a year ago, largely as a result of the prior-year Acculis recall that was announced in the fourth quarter of 2017 along with ongoing operational improvements, recently completed facility consolidation, and the expiration of a royalty arrangement in the second quarter of fiscal 2018.

The Company recorded net income of $2.1 million, or $0.06 per share, in the fourth quarter of fiscal 2018. This compares to a net loss of $12.9 million, or $0.35 per share, a year ago. The improvement in net income was primarily attributable to the reserves for legal matters related to Department of Justice subpoenas, as well as the Acculis recall that were both recorded in the fourth quarter of fiscal year 2017.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the fourth quarter of fiscal 2018 was $7.7 million, or $0.20 per share, compared to adjusted net income of $6.8 million, or $0.19 per share, in the fourth quarter of fiscal 2017.

Adjusted EBITDAS in the fourth quarter of fiscal 2018, excluding the items shown in the reconciliation table below, was $15.6 million, compared to $14.3 million in the fourth quarter of fiscal 2017.

In the fourth quarter of fiscal 2018, the Company generated $23.8 million in operating cash flow and $23.0 million in free cash flow. As of May 31, 2018, the Company had $74.1 million in cash and cash equivalents and $92.5 million in debt, excluding the impact of deferred financing costs.

Full-Year 2018 Financial Results

For the twelve months ended May 31, 2018:

•	Net sales were $344.3 million, a decrease of 1.5%, compared to $349.6 million for the same period a year ago.

•	The Company’s net income was $16.3 million, or $0.44 per share,

compared to net income of $5.0 million, or $0.14 per share, a year ago.

•
Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the twelve months ended May 31, 2018 was $27.6 million, or $0.74 per share, compared to adjusted net income of $27.0 million, or $0.73 per share, a year ago.

•	Adjusted EBITDAS, excluding the items shown in the reconciliation table below, was $57.0 million, compared to $58.7 million for the same period a year ago.

Fiscal Year 2019 Financial Guidance

The Company expects its fiscal year 2019 net sales to be in the range of $344 to $349 million and free cash flow in the range of $38 to $43 million, excluding an approximately $12.5 million cash payment to the Department of Justice related to previously disclosed legal matters. The Company expects its adjusted earnings per share in the range of $0.82 to $0.86.

Conference Call

The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its fourth quarter and full-year 2018 results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or 1-201-689-8560 (international) and refer to the passcode 13681007.
This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.
A recording of the call will also be available from 11:00 a.m. ET on Wednesday, July 11, 2018, until 11:59 p.m. ET on Wednesday, July 18, 2018. To hear this recording, dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and enter the passcode 13681007.
Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDAS, adjusted gross margin, adjusted net income, adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,”

“anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2017. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)	(audited)

Net sales	$88,317	86,914	$344,285	$349,643
Cost of sales (exclusive of intangible amortization)	40,850	44,579	167,410	173,474
Gross profit	47,467	42,335	176,875	176,169
% of net sales	53.7%	48.7%	51.4%	50.4%

Operating expenses
Research and development	6,454	6,696	25,459	25,269
Sales and marketing	20,898	20,476	77,276	78,819
General and administrative	7,946	8,316	31,265	31,406
Amortization of intangibles	4,202	4,410	16,635	17,296
Change in fair value of contingent consideration	32	125	250	(15,261)
Acquisition, restructuring and other items, net	3,500	15,482	15,432	27,510
Medical device excise tax	-	(1,837)	-	(1,837)
Total operating expenses	43,032	53,668	166,317	163,202
Operating income	4,435	(11,333)	10,558	12,967
Interest expense, net	(839)	(683)	(3,062)	(2,839)
Other income (expense), net	(269)	(12)	(31)	(281)
Total other expense, net	(1,108)	(695)	(3,093)	(3,120)
Income before income taxes	3,327	(12,028)	7,465	9,847
Income tax expense (benefit)	1,225	885	(8,870)	4,839
Net income	$2,102	$(12,913)	$16,335	$5,008

Earnings per share
Basic	$0.06	$(0.35)	$0.44	$0.14
Diluted	$0.06	$(0.35)	$0.44	$0.14

Weighted average shares outstanding
Basic	37,203	36,655	37,075	36,617
Diluted	37,747	36,655	37,539	36,959

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Gross profit	$47,467	$42,335	$176,875	$176,169

Recall expenses included in cost of sales	-	2,645	-	2,861
Adjusted gross profit	$47,467	$44,980	$176,875	$179,030
Adjusted gross profit % of sales	53.7%	51.8%	51.4%	51.2%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net income	$2,102	$(12,913)	$16,335	$5,008

Recall expenses included in cost of sales	-	2,645	-	2,861
Amortization of intangibles	4,202	4,410	16,635	17,296
Change in fair value of contingent consideration	32	125	250	(15,261)
Acquisition, restructuring and other items, net (1)	3,500	15,482	15,432	27,510
Tax effect of non-GAAP items (2)	(2,162)	(2,943)	(21,051)	(10,372)
Adjusted net income	$7,674	$6,806	$27,601	$27,042

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Diluted earnings per share	$0.06	$(0.35)	$0.44	$0.14

Recall expenses included in cost of sales	-	0.07	-	0.08
Amortization of intangibles	0.11	0.12	0.44	0.47
Change in fair value of contingent consideration	0.00	0.00	0.01	(0.41)
Acquisition, restructuring and other items, net (1)	0.10	0.42	0.41	0.74
Tax effect of non-GAAP items (2)	(0.07)	(0.07)	(0.56)	(0.29)
Adjusted diluted earnings per share	$0.20	$0.19	$0.74	$0.73

Adjusted diluted share count	37,747	36,655	37,539	36,959

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.
(2) Adjustment to reflect the income tax provision on a non-GAAP basis which i) has been calculated using a blended rate of 30.62% for the year ended May 31, 2018 due to the enactment of the Tax Cuts and Jobs Act (the “Act”) that reduced the federal corporate tax rate to 21% ( the effective rate for the three and twelve months ended May 31, 2017 was 36%); ii) excludes the benefit recorded in Q3 fiscal 2018 resulting from remeasurement of our deferred tax assets from the Act; iii) tax effects the non-GAAP adjustment shown above and iv) assumes the Company does not have a valuation allowance on its U.S deferred tax assets.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS:

Amounts in 000's	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net income	$2,102	$(12,913)	$16,335	$5,008

Income tax expense (benefit)	1,225	885	(8,870)	4,839
Interest expense, net	839	683	3,062	2,839
Depreciation and amortization	5,768	6,356	23,163	24,811
Stock-based compensation	2,091	1,105	7,912	6,183
EBITDAS	$12,025	$(3,884)	41,602	43,680

Recall expenses included in cost of sales	-	2,645	-	2,861
Change in fair value of contingent consideration	32	125	250	(15,261)
Acquisition, restructuring and other items, net (1,2)	3,500	15,374	15,156	27,402
Adjusted EBITDAS	$15,557	$14,260	$57,008	$58,682

Per diluted share:
EBITDAS	$0.32	$(0.11)	$1.11	$1.18
Adjusted EBITDAS	$0.41	$0.39	$1.52	$1.59

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.
(2) Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended					Twelve months ended
				Currency	Constant				Currency	Constant
	May 31,	May 31,	%	Impact	Currency	May 31,	May 31,	%	Impact	Currency
	2018	2017	Growth	(Pos) Neg	Growth	2018	2017	Growth	(Pos) Neg	Growth

Net Sales by Product Category
Peripheral Vascular	$52,583	$53,948	(3)%			$202,334	$208,602	(3)%
Vascular Access	23,669	24,243	(2)%			92,760	96,481	(4)%
Oncology/Surgery	12,065	8,723	(38)%			49,191	44,560	10%
Total	$88,317	$86,914	(2)%	(1)%	1%	$344,285	$349,643	(2)%	0%	(2)%

Net Sales by Geography
United States	$70,307	$70,847	(1)%	0%	(1)%	$273,327	$282,168	(3)%	0%	(3)%
International	$18,010	$16,067	12%	(3)%	9%	70,958	67,475	5%	(2)%	3%
Total	$88,317	$86,914	2%	(1)%	1%	$344,285	$349,643	(2)%	0%	(2)%

ANGIODYNAMICS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands)

	May 31,	May 31,
	2018	2017
	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents	$74,096	$47,544
Marketable securities	1,317	1,215
Total cash and investments	75,413	48,759

Accounts receivable, net	39,401	44,523
Inventories	48,916	54,506
Prepaid expenses and other	4,302	6,126
Total current assets	168,032	153,914

Property, plant and equipment, net	42,461	45,234
Other assets	3,417	1,886
Intangible assets, net	130,310	145,675
Goodwill	361,252	361,252
Total Assets	$705,472	$707,961

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$15,775	$18,087
Accrued liabilities	34,426	38,804
Current portion of long-term debt	5,000	5,000
Current portion of contingent consideration	2,100	9,625
Total current liabilities	57,301	71,516
Long-term debt, net of current portion	86,621	91,320
Deferred income taxes	17,173	26,112
Contingent consideration, net of current portion	1,161	3,136
Other long-term liabilities	621	850
Total Liabilities	162,877	192,934

Stockholders' equity	542,595	515,027
Total Liabilities and Stockholders' Equity	$705,472	$707,961

ANGIODYNAMICS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)	(audited)

Cash flows from operating activities:
Net income	$2,102	$(12,913)	$16,335	$5,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,768	6,356	23,163	24,811
Stock-based compensation	2,091	1,105	7,912	6,183
Change in fair value of contingent consideration	32	125	250	(15,261)
Deferred income taxes	1,203	804	(8,947)	4,428
Change in accounts receivable allowance	214	292	179	(313)
Fixed and intangible asset impairments and disposals	510	108	540	3,930
Write-off of other assets	-	-	-	2,685
Other	30	(51)	(605)	(586)
Changes in operating assets and liabilities:	-	-
Accounts receivables	2,147	1,581	5,044	8,479
Inventories	7,653	3,272	5,740	687
Prepaid expenses and other	(683)	(2,305)	(1,231)	(3,520)
Accounts payable, accrued and other liabilities	2,704	20,619	(7,093)	19,214
Net cash provided by operating activities	23,771	18,993	41,287	55,745

Cash flows from investing activities:
Additions to property, plant and equipment	(744)	(743)	(2,391)	(3,001)
Acquisition of intangible and other assets	-	-	(1,265)	-
Proceeds from sale or maturity of marketable securities	-	-	-	450
Net cash used in investing activities	(744)	(743)	(3,656)	(2,551)

Cash flows from financing activities:
Proceeds from issuance of and borrowings on long-term debt	-	-	-	116,471
Repayment of long-term debt	(1,250)	(1,250)	(5,000)	(140,381)
Deferred financing costs on long-term debt	-	(29)	-	(1,364)
Payment of acquisition related contingent consideration	-	-	(9,500)	(9,850)
Repurchase of common stock	-	(5,717)	-	(13,557)
Proceeds from exercise of stock options and employee stock purchase plan	389	429	2,949	10,698
Net cash used in financing activities	(861)	(6,567)	(11,551)	(37,983)

Effect of exchange rate changes on cash and cash equivalents	(362)	290	472	-
Increase in cash and cash equivalents	21,804	11,973	26,552	15,211

Cash and cash equivalents at beginning of period	52,292	35,571	47,544	32,333
Cash and cash equivalents at end of period	$74,096	$47,544	$74,096	$47,544

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net cash provided by operating activities	$23,771	$18,993	$41,287	$55,745
Additions to property, plant and equipment	(744)	(743)	(2,391)	(3,001)
Free Cash Flow	$23,027	$18,250	$38,896	$52,744